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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated march 31, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Number Nine Visual Technology Corporation, which is incorporated by reference in Number Nine Visual Technology Corporation's Annual Report on Form 10-K for the year ended January 2, 1999. we also consent to the references to us under the heading "Experts" in such Registration Statement.


  /S/ PRICE WATERHOUSE COOPERS LLP
  --------------------------------------
  PRICEWATERHOUSECOOPERS LLP

  Boston, Massachusetts
  May 27, 1999